UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 4, 2023, iMedia Brands, Inc. (the “Company”) received a Notice of Acceleration and Demand for Payment (the “Synacor Notice”) from Synacor, Inc. (“Synacor”) dated May 4, 2023, with respect to the following documents (collectively, the “Synacor Documents”): (i) the Secured Promissory Note dated July 30, 2021, by the Company’s wholly-owned subsidiary, Portal Acquisition Company (“Portal”), in favor of Synacor in the original principal amount of $10,000,000 (the “Note”), which includes the guarantee of the Company in favor of Synacor (the “Guarantee”), (ii) the Asset Purchase Agreement dated July 30, 2021, among Portal, Synacor, and the Company (the “Asset Purchase Agreement”), (iii) the extension letter dated April 14, 2023, between Portal and Synacor (the “Extension Letter”), and (iv) all other guarantees, documents, and agreements executed and/or delivered in connection therewith or related thereto.

The Synacor Notice informed the Company that events of default have occurred under the Synacor Documents due to Portal’s failure to pay the sum of the quarterly payment, accrued interest, and extension fee by April 28, 2023, and that, pursuant to the terms of the Note, Synacor has elected to accelerate the maturity of all of the obligations owed by Portal and the Company and has demanded payment by May 11, 2023, of all obligations owed by Portal and the Company under the Synacor Documents plus accrued and unpaid interest, attorney fees, expenses and other costs of collection, minus offsets totaling approximately $3,845,039.81. The Company is working with Synacor to address this matter in order to, among other things, reach an agreement on recission of the acceleration in the near term.

The events giving rise to the Synacor Notice also constitutes an event of default under the Loan and Security Agreement dated July 30, 2021 (as amended, the “Loan and Security Agreement”), by and among the Company, as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC (“Siena”) and the other financial institutions party thereto from time to time as lenders, Siena, as agent, and certain additional subsidiaries of the Company, as guarantors thereunder. As previously reported in the Company’s Current Report on Form 8-K filed on April 12, 2023, the Company entered into a Forbearance Agreement, Tenth Amendment to Loan and Security Agreement and Amendment to Fee Letter (the “Amendment”) on April 10, 2023, which amended the Loan and Security Agreement and provided that the lenders agreed to forbear from exercising rights and remedies available as a result of certain existing events of default under the Loan and Security Agreement for a specified period of time. However, the events giving rise to the Synacor Notice caused a forbearance termination under the Forbearance Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
10.1	Tenth Amendment to Loan and Security Agreement, dated April 10, 2023, by and among the iMedia Brands, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors	Incorporated by reference to the Current Report on Form 8-K filed by iMedia Brands, Inc. with the SEC on April 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith.

Forward-Looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding anticipated timing of filings with the Securities and Exchange Commission are forwardlooking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), the Company’s ability to resolve the foregoing matters involving its indebtedness. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer & Interim Chief Financial Officer